SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF NAME CHANGE

I, ROSS MILLER, the duly qualified and elected Nevada Secretary of State, do hereby certify that on June 24, 2011, a Certificate of Amendment to its Articles of Incorporation changing the name to **PEQUOT RESOURCES, INC.**, was filed in this office by **ATLAS RESOURCES, INCORP.**. Said change of name has been made in accordance with the laws of the State of Nevada and that said Certificate of Amendment is now on file and of record in this office.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on August 9, 2011.

ROSS MILLER
Secretary of State

Certified By: Joann Larson
Certificate Number: C20110805-2390
You may verify this certificate
online at **http://www.nvsos.gov/**

STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 9, 2011

Job Number: C20110805-2390
Reference Number: 00003197047-31
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20110474044-07	Amendment	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Joann Larson
Certificate Number: C20110805-2390
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number **20110474044-07**
Ross Miller Secretary of State State of Nevada	Filing Date and Time **06/24/2011 7:41 AM**
	Entity Number **E0352012009-9**

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Atlas Resources, Incorp.

2. The articles have been amended as follows: (provide article numbers, if available)

First. The name of the corporation is Pequot Resources, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 4,000,000 to 0

4. Effective date of filing: (optional) June 24th, 2011

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.